Execution Version

SECURITY AGREEMENT
RATIFICATION

SECURITY AGREEMENT RATIFICATION dated as of April 6, 2017 (this “Agreement”), among JETBLUE AIRWAYS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”) and CITIBANK, N.A., as administrative agent for the parties defined as “Lenders” under the Security Agreements (as defined below) and the Amended and Restated Credit Agreement dated as of the date hereof between, among others, the Borrower and CITIBANK, N.A. (in such capacities, together with its successors in such capacities, the “Administrative Agent”).

WHEREAS, the parties hereto are party to the Slot and Gate Security Agreement dated as of April 23, 2013 (the “Slot and Gate Security Agreement”) and the Mortgage and Security Agreement (Spare Parts) dated as of December 23, 2013 (the “Spare Parts Mortgage” and together with the Slot and Gate Security Agreement, the “Security Agreements”), executed and delivered in connection with a Credit and Guaranty Agreement dated as of April 23, 2013, as amended by the First Amendment to Credit and Guaranty Agreement dated as of November 23, 2014 (the “Existing Credit Agreement”) between, among others, the Borrower, the lenders party thereto and Citibank, N.A., as Administrative Agent.

WHEREAS, concurrently with the execution and delivery hereof, the Existing Credit Agreement is being amended and restated in its entirety pursuant to an Amended and Restated Credit and Guaranty Agreement dated as of the date hereof (the “Restated Credit Agreement”) between, among others, the Borrower, the lenders party thereto, and Citibank, N.A. as Administrative Agent.

WHEREAS, the Borrower expects to realize, or has realized, substantial direct and indirect benefits as a result of the Restated Credit Agreement.

WHEREAS, the Borrower reaffirms its pledge and grant of a security interest in its respective Collateral (as defined in the Slot and Gate Security Agreement and Spare Parts Mortgage, respectively) and confirms that the security interests granted by it under the Security Agreements shall continue in full force and effect with respect to the Restated Credit Agreement.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used and not otherwise defined herein has the meaning assigned to such term in the Restated Credit Agreement.

Section 2. Reaffirmation. The Borrower, by its execution of this Agreement (i) reaffirms its pledge and grant to the Administrative Agent for the benefit of the Secured Parties a security interest in its respective Collateral (as defined in the Slot and Gate

Security Agreement) to secure the Obligations, (ii) reaffirms its pledge and grant to the Administrative Agent for the benefit of the Secured Parties a security interest in its respective Collateral (as defined in the Spare Parts Mortgage) and (iii) confirms and ratifies that all of its obligations and the security interests granted by it under the Security Agreements shall continue in full force and effect in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein) with respect to the Existing Credit Agreement as restated by the Restated Credit Agreement and as supplemented by this Agreement.

Section 3. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be binding on each Lender that has executed this Agreement irrespective of whether or not any other Lender has executed a signature page to this Agreement.

Section 6. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Restated Credit Agreement shall extinguish the obligations outstanding under the Existing Credit Agreement, the Restated Credit Agreement or the Security Agreements or discharge or release the Lien or priority of the Security Agreements or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Restated Credit Agreement or the Security Agreements, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Restated Credit Agreement or the Security Agreements shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or the Security Agreements. Each of the Existing Credit Agreement and the Security Agreements shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
Section 7. Applicable Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Ratification to be duly executed and delivered as of the day and year first above written.

JETBLUE AIRWAYS CORPORATION,
as Borrower

By:	/s/ Stephen J. Priest Name: Stephen J. Priest Title: Chief Financial Officer

Security Agreement Ratification
JetBlue 2017

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Meghan O'Connor Name: Meghan O'Connor Title: Vice President

Security Agreement Ratification
JetBlue 2017